EXHIBIT 23

                          Consent of Ernst & Young, LLP



We consent to the incorporation by reference in Glenayre Technologies, Inc.'s Registration Statements No. 33-43797 on Form S-8, No. 33-68766 on Form S-8, No. 33-80464 on Form S-8, No. 33-88818 on Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8, No. 333-04635 on Form S-8, No. 333-15845 on Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8, Registration Statement No. 333-38169 and Registration Statement No. 333-39717 of our report dated January 30, 1998, except for the restatement related to acquired in-process technology referred to in Note 2, as to which the date is February 15, 1999, with respect to the consolidated financial statements and schedules of Glenayre Technologies, Inc. included in the Annual Report on Form 10-K/A No. 1 for the year ended December 31, 1997.




                                                     ERNST & YOUNG LLP



Charlotte, North Carolina
March 23, 1999


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